As filed with the Securities and Exchange Commission on April 17, 2019     Registration No. 333-

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
____________________________________
 KELLOGG COMPANY
(Exact name of registrant as specified in its charter)

Delaware	38-0710690
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
One Kellogg Square
Battle Creek, Michigan 49016-3599
(269) 961-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
 ____________________________________
Gary H. Pilnick
Vice Chairman
Kellogg Company
One Kellogg Square
Battle Creek, Michigan 49016-3599
(269) 961-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
 _____________________________________
Copies of all communications, including communications sent to agent for service, should be sent to:
Keith S. Crow, P.C.
Robert M. Hayward, P.C.
Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, Illinois 60654
(312) 862-2000
 Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.
_____________________________________
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post‑effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post‑effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐
_____________________________________

 CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)	(1)	(2)
_____________________________________

(1)	Omitted pursuant to General Instructions II.E of Form S−3. An indeterminate amount of debt securities is being registered as may from time to time be issued at indeterminate prices.

(2)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the Registration Fee.

PROSPECTUS

KELLOGG COMPANY
Debt Securities

Kellogg Company may offer from time to time, in one or more offerings, its debt securities. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of any offering of these securities in a supplement to this prospectus. The applicable prospectus supplement will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you invest in these securities.
We may sell these securities on a continuous or delayed basis, directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.
See “Risk Factors” on page 1 of this prospectus to read about factors you should consider before investing in these securities.
_____________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
_____________________
The date of this prospectus is April 17, 2019.

ABOUT THIS PROSPECTUS
This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may, at any time and from time to time, in one or more offerings, sell the debt securities described in this prospectus.
This prospectus provides you with a general description of the debt securities we may offer. Each time we use this prospectus to offer debt securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also supplement, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.
We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the document.
To understand the terms of our debt securities, you should carefully read this prospectus and the applicable prospectus supplement. Together they give the specific terms of the debt securities we are offering. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below for information about us. The shelf registration statement, including the exhibits thereto, can be read at the SEC’s website or at the SEC’s Public Reference Room as described under “Where You Can Find More Information.”
The terms “Kellogg,” “we,” “us” and “our” as used in this prospectus refer to Kellogg Company and its consolidated subsidiaries unless the context otherwise requires. Kellogg Company will be the issuer of the debt securities described in this prospectus. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

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OUR COMPANY
At Kellogg Company (NYSE: K), we strive to enrich and delight the world through foods and brands that matter. Our beloved brands include Pringles®, Cheez-It®, Keebler®, Special K®, Kellogg's Frosted Flakes®, Pop-Tarts®, Kellogg's Corn Flakes®, Rice Krispies®, Eggo®, Mini-Wheats®, Kashi®, RXBAR® and more. Kellogg brands are beloved in markets around the world. And we're a company with a heart and soul, committing to help create 3 billion better days by the end of 2025 through our Breakfasts for Better Days global purpose platform.
Kellogg Company was incorporated in Delaware in 1922. Our principal executive offices are located at One Kellogg Square, P.O. Box 3599, Battle Creek, Michigan 49016-3599 and our telephone number is (269) 961-2000. Our website address is www.kelloggcompany.com. This website address is not intended to be an active link and information on our website should not be construed to be part of this prospectus.
RISK FACTORS
Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our subsequent quarterly reports on Form 10-Q and other filings we make with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. The applicable prospectus supplement for any debt securities we may offer may contain a discussion of additional risks applicable to an investment in us and the particular type of debt securities we are offering under that prospectus supplement.
FORWARD‑LOOKING STATEMENTS
This prospectus and the documents we incorporate by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). From time to time, we may also provide oral or written forward-looking statements in other materials we release to the public. Forward-looking statements set forth our current expectations or forecasts of future events. You can identify these statements by forward-looking words such as “expect,” “anticipate,” “plan,” “believe,” “seek,” “estimate,” “outlook,” “trends,” “future benefits,” “strategies,” “goals” and similar words. In addition, statements that we make in this prospectus and the documents we incorporate by reference that are not statements of historical fact may also be forward-looking statements.
Forward-looking statements are not guarantees of our future performance and involve risks, uncertainties and assumptions that may cause our actual results, performance or achievement to differ materially from the expectations we describe in our forward-looking statements. You should not rely on forward-looking statements. You should be aware that the factors we discuss in “Risk Factors,” elsewhere in this prospectus and in the documents we incorporate by reference, could cause our actual results to differ from future results expressed or implied by any forward-looking statements. In addition to causing our actual results to differ, these factors may cause our intentions to change from those that have been stated. Such changes in our intentions may also cause our actual results to differ. We may change our intentions at any time and without notice.
Forward-looking statements included or incorporated by reference in this prospectus are made as of the date of this prospectus or the date of such documents incorporated by reference herein, as applicable, and we undertake no obligation to update them, except as required by law, whether as a result of new information, future events or otherwise.
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of our debt securities offered by this prospectus for general corporate and working capital purposes, for the repayment of indebtedness, to finance acquisitions, for repurchase common stock and for capital expenditures. We may invest the net proceeds temporarily until we use them for their stated purpose.

 DESCRIPTION OF DEBT SECURITIES
This section describes the terms of the debt securities that Kellogg Company may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent to which the general provisions described below may apply to such debt securities will be outlined in the applicable prospectus supplement. The debt securities may be issued from time to time in one or more series. As used in this section “we,” “us,” “our,” “Kellogg” or the “Company” refers to Kellogg Company, and not to any of our subsidiaries, unless explicitly stated.
The debt securities covered by this prospectus will be issued under the indenture between Kellogg and The Bank of New York Mellon Trust Company, N.A., as trustee, dated as of May 21, 2009 (the “indenture”).
Numerical references in parentheses below are to sections in the indenture. Wherever we refer to particular sections or defined terms of the indenture, those sections or defined terms are incorporated by reference in this description as part of the statement made, and the statement is qualified in its entirety by such reference. Because we have included only a summary of the material indenture terms below, you must read the indenture in full to understand every detail of the terms of the debt securities. The indenture has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
General
The indenture provides that we may issue debt securities in separate series from time to time in an unlimited amount. We may specify a maximum aggregate principal amount for the debt securities of any series. (Section 2.3) The debt securities will have terms and provisions that are not inconsistent with the indenture, including our determination as to maturity, principal and interest. The debt securities will be our unsecured and unsubordinated obligations and will rank on parity with all other unsecured and unsubordinated indebtedness.
Our assets consist primarily of the common stock of our subsidiaries, and we conduct no substantial business or operations of our own. Accordingly, our right, and the right of our creditors (including the holders of the debt securities), to participate in any distribution of assets of any of our subsidiaries upon liquidation or reorganization will be subject to the prior claims of creditors of such subsidiary, except to the extent that our claims as a creditor of such subsidiary may be recognized.
We will prepare a prospectus supplement for each series of debt securities that we issue. Each prospectus supplement will set forth the applicable terms of the debt securities to which it relates. These terms will include some or all of the following:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•
the person to whom any interest on any of the debt securities will be payable, if other than the person in whose name that debt security is registered at the close of business on the record date for such interest payment;

•	the date or dates on which the principal of any of the debt securities will be payable;

•
the rate or rates at which the debt securities will bear interest, if any, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable and the record date for any such interest payable;

•	the place or places where the principal of and any premium and interest on any of such debt securities will be payable;

•
the obligation, if any, we have to redeem or purchase any of the debt securities out of any sinking fund or at the option of the holder, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such debt securities will be redeemed or purchased, in whole or in part;

•	the denominations in which any of the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•
if the amount of principal, premium, if any, or interest on any of the debt securities may be determined with reference to an index or by a formula, the manner in which such amounts will be determined;

•	if other than the currency of the United States, the currency, currencies or currency units in which the principal, premium, if any, or interest on any of the debt securities will be payable;

•
if the principal, premium, if any, or interest on any of the debt securities is to be payable, at our election or the election of the holder, in one or more currencies other than those in which the debt securities are stated to be payable, the currencies in which payment of the principal, premium, if any, and interest on the debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable;

•	if other than the entire principal amount thereof, the portion of the principal amount of debt securities which will be payable upon declaration of acceleration of the maturity thereof;

•
if the principal amount payable at the stated maturity of any of the debt securities is not determinable upon original issuance, the amount which will be deemed to be the principal amount of the debt securities for any other purpose thereunder or under the indenture, including the principal amount which will be due and payable upon any maturity, other than the stated maturity, or which will be deemed to be outstanding as of any date (or, in any such case, any manner in which such principal amount is to be determined);

•	whether any of the debt securities will be issuable in whole or in part in the form of one or more global securities;

•
any deletions from, modifications of or additions to the events of default applicable to any of the debt securities and any change in the right of an indenture trustee or the holders to declare the principal amount of any debt securities due and payable;

•	any deletions from, modifications of or additions to the covenants applicable to any debt securities; and

•
any other terms of the debt securities not inconsistent with the provisions of the indenture but which may modify or delete any provision of the indenture insofar as it applies to such series; provided that no term of the indenture may be modified or deleted if imposed under the Trust Indenture Act of 1939, as amended, and that any modification or deletion of the rights, duties or immunities of the indenture trustee shall have been consented to in writing by the indenture trustee.

(Section 2.3)
Debt securities, including original issue discount securities, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to debt securities sold at an original issue discount will be described in the applicable prospectus supplement. Special United States tax and other considerations applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement.
The above is not intended to be an exclusive list of the terms that may be applicable to any debt securities and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the indenture. Any applicable prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the debt securities.
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment. (Section 2.7)
Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the paying agent or paying agents as we may designate for that purpose from time to time. Notwithstanding, at our option, payment of any interest may be made by check mailed to the address of the person entitled to the interest, as the address appears in the security register. (Section 2.12)
So long as debt securities remain outstanding, we will maintain an office or agency where the debt securities may be presented or payment. We will give notice to the trustee of the location of any office or agency or any change in the location of the office or agency. In the case we fail to designate an office or agency, presentations and demands may be made at the corporate trust office. (Section 3.2)
Covenants

The indenture contains, among others, the covenants described below, which, unless otherwise described in an applicable prospectus supplement, will apply to all debt securities. The indenture permits us to delete or modify the following covenants with respect to any series of debt securities we issue, and also add to the following covenants with respect to any such series. Except as described in this prospectus, there are no covenants or other provisions which would offer protection to security holders in the event of a highly leveraged transaction, rating downgrade or similar occurrence. We will describe any additional covenants applicable to debt securities we issue in the applicable prospectus supplement.
Limitations on Liens
Under the indenture, if we or any of our Restricted Subsidiaries (as defined below) incur debt that is secured by a Principal Property (as defined below) or stock or debt of a Restricted Subsidiary, we must secure the debt securities that we issue under the indenture at least equally and ratably with the secured debt.
The foregoing restriction shall not apply to:

•	mortgages on property, shares of stock or indebtedness (referred to in this prospectus as “property”) of any corporation existing at the time the corporation becomes a Restricted Subsidiary;

•	mortgages existing at the time of an acquisition;

•	purchase money and construction mortgages which are entered into or for which commitments are received within a certain time period;

•	mortgages in our favor or in favor of a Restricted Subsidiary;

•
mortgages on property owned or leased by us or a Restricted Subsidiary in favor of a governmental entity or in favor of the holders of debt securities issued by any such entity, pursuant to any contract or statute (including mortgages to secure debt of the pollution control or industrial revenue bond type) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to the mortgages;

•	mortgages existing at the date of the indenture;

•	certain landlords’ liens;

•
mortgages to secure partial, progress, advance or other payments or any debt incurred for the purpose of financing all or part of the purchase price or cost of construction, development or substantial repair, alteration or improvement of the property subject to such mortgage if the commitment for such financing is obtained within one year after completion of or the placing into operation of such constructed, developed, repaired, altered or improved property;

•	mortgages arising in connection with contracts with or made at the request of governmental entities;

•	mechanics’ and similar liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith;

•
mortgages arising from deposits with or the giving of any form of security to any governmental authority required as a condition to the transaction of business or exercise of any privilege, franchise or license;

•	mortgages for taxes, assessments or governmental charges or levies which, if delinquent, are being contested in good faith;

•	mortgages (including judgment liens) arising from legal proceedings being contested in good faith; or

•	any extension, renewal or replacement of these categories of mortgages.
However, if the total amount of our secured debt and the present value of any remaining rent payments for certain sale and leaseback transactions involving a Principal Property would not exceed 10% of our total assets, this requirement does not apply. (Section 3.6)

Sale and Leaseback
The indenture provides that we will not enter, nor will we permit any Restricted Subsidiary to enter, into a sale and leaseback transaction of any Principal Property (except for temporary leases for a term of not more than three years and except for leases between us and a Restricted Subsidiary or between Restricted Subsidiaries) unless: (a) we or such Restricted Subsidiary would be entitled to issue, assume or guarantee debt secured by the property involved at least equal in amount to the Attributable Debt (as defined below) in respect of such transaction without equally and ratably securing the debt securities issued pursuant to the indenture (provided that such Attributable Debt shall thereupon be deemed to be debt subject to the provisions of the preceding paragraph), or (b) an amount in cash equal to such Attributable Debt is applied to the non-mandatory retirement of our long-term non-subordinated debt or long-term debt of a Restricted Subsidiary. Attributable Debt is defined as the present value (discounted at an appropriate rate) of the obligation of a lessee for rental payments during the remaining term of any lease. (Section 3.7)
Merger, Consolidation or Sale of Assets
Under the indenture, if, as a result of any consolidation or merger of Kellogg or any Restricted Subsidiary with or into any other corporation, or upon any sale, conveyance or lease of substantially all the properties of Kellogg or any Restricted Subsidiary, any Principal Property or any shares of stock or indebtedness of any Restricted Subsidiary becomes subject to a mortgage, pledge, security interest or other lien or encumbrance, we will effectively provide that the debt securities issued pursuant to the indenture shall be secured equally and ratably by a direct lien on such Principal Property, shares of stock or indebtedness. The lien should be prior to all liens other than any liens already existing on the Principal Property, so long as the Principal Property, shares of stock or indebtedness are subject to the mortgage, security interest, pledge, lien or encumbrance. (Section 9.2).
Defined Terms
The following are certain key definitions used in the indenture.
The term “Subsidiary” is defined to mean any corporation which is consolidated in our accounts and any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of that corporation is at the time owned or controlled solely by us or in conjunction with or by one or more Subsidiaries.
The term “Restricted Subsidiary” is defined to mean any Subsidiary:

•	substantially all of the property of which is located within the continental United States,

•	which owns a Principal Property, and

•	in which our investment exceeds 1% of our consolidated assets as shown on our latest quarterly financial statements.
However, the term “Restricted Subsidiary” does not include any Subsidiary which is principally engaged in certain types of leasing and financing activities.
The term “Principal Property” is defined to mean any manufacturing plant or facility which is located within the continental United States and is owned by us or any Restricted Subsidiary. Our board of directors (or any duly authorized committee of the board of directors) by resolution may create an exception by declaring that any such plant or facility, together with all other plants and facilities previously so declared, is not of material importance to the total business conducted by us and our Restricted Subsidiaries as an entirety. (Section 1.1)
The term “Outstanding,” when used with respect to debt securities, means, as of the date of determination, all debt securities authenticated and delivered by the trustee under the indenture, except:

•	debt securities cancelled by the trustee or delivered to the trustee for cancellation;

•
debt securities, or portions thereof, for whose payment or redemption money in the necessary amount and in the specified currency has been deposited with the indenture trustee or any paying agent (other than Kellogg) in trust or set aside and segregated in trust by Kellogg (if Kellogg shall act as its own paying agent) for the holders of such debt securities and, if such debt securities are to be redeemed, notice of such redemption has been given according to the indenture or provisions satisfactory to the trustee have been made; and

•
debt securities which have been paid pursuant to the indenture or in exchange for or in lieu of which other debt securities have been authenticated and delivered pursuant to the indenture, other than any debt securities in respect of which there shall have been presented to the trustee proof satisfactory to it that such debt securities are held by a bona fide purchaser in whose hands such debt securities are valid obligations of Kellogg.

The indenture provides that in determining whether the holders of the requisite aggregate principal amount of the outstanding debt securities have concurred in any direction, consent or waiver under the indenture, debt securities which are owned by us or any other obligor upon the debt securities or any affiliate of Kellogg or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only debt securities which a responsible officer of the trustee knows to be so owned shall be so disregarded. (Section 7.4)
Events of Default
An Event of Default with respect to any series of debt securities is defined as:

•	a default for 30 days in payment of interest on any security of that series;

•	a default in payment of principal (or premium, if any) on any security of that series as and when the same becomes due either upon maturity, by declaration or otherwise;

•
a default by us in the performance of any of the other covenants or agreements in the indenture relating to the debt securities of that series which shall not have been remedied within a period of 90 days after notice by the trustee or holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding; and

•	certain events of bankruptcy, insolvency or reorganization of Kellogg. (Section 5.1)
The indenture provides that the trustee shall, with certain exceptions, notify the holders of the debt securities of Events of Default known to it and affecting that series within 90 days after the occurrence of the Event of Default. (Section 5.11)
The indenture provides that if an Event of Default with respect to any series of debt securities shall have occurred and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the relevant series then outstanding may declare the principal amount of all of the debt securities of that series to be due and payable immediately. However, upon certain conditions such declaration may be annulled and past uncured defaults may be waived by the holders of a majority in principal amount of the debt securities of that series then outstanding. (Sections 5.1 and 5.10)
Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the indenture trustee shall be under no obligation to exercise any of the rights or powers in the indenture at the request or direction of any of the holders of the debt securities, unless the holders shall have offered to the trustee reasonable security or indemnity. (Sections 6.1 and 6.2) Subject to the provisions for security or indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the outstanding debt securities of any series affected by an Event of Default shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 5.9) The indenture requires the annual filing by us with the trustee of a certificate as to compliance with certain covenants contained in the indenture. (Section 4.3)
No holder of any security of any series will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless the holder shall have previously given the trustee written notice of an Event of Default with respect to the debt securities and also the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, any right of a holder of any security to receive payment of the principal of (and premium, if any) and any interest on such security on or after the due dates expressed in such security and to institute suit for the enforcement of any such payment on or after such dates shall not be impaired or affected without the consent of such holder. (Sections 5.6 and 5.7)
Satisfaction and Discharge of Indenture
The indenture, except for certain specified surviving obligations, will be discharged and canceled with respect to the debt securities of any series upon the satisfaction of certain conditions, including the payment of all the debt securities of the applicable series or the deposit with the indenture trustee as trust funds of cash or appropriate government obligations or a combination of the two sufficient for the payment or redemption in accordance with the indenture and the terms of the applicable series of debt securities. (Section 10.1)
Modification and Waiver
The indenture contains provisions permitting us and the trustee to execute supplemental indentures adding, changing or eliminating certain specified provisions to the indenture or any supplemental indenture with respect to the debt securities of any series or modifying in any manner the rights of the holders of the debt securities of any series. However, no supplemental indenture may, among other things, (1) extend the final maturity of any debt security, or reduce the rate or extend the time of payment of any interest on the debt security, or reduce the principal amount of any debt security, premium on any debt security, or reduce any amount payable upon any redemption of any debt security, without the consent of the holder of each debt security so affected, or (2) reduce the percentage of debt securities of any series that is required to approve a supplemental indenture (which percentage under the indenture is equal to a majority in principal amount of the debt securities outstanding), without the consent of the holders of each debt security so affected. (Section 8.2)
Governing Law
The indenture provides that it and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Trustee
Kellogg maintains customary banking relationships with The Bank of New York Mellon Trust Company, N.A., the trustee under the indenture, and its affiliates.

PLAN OF DISTRIBUTION
We may sell the debt securities offered pursuant to this prospectus in any of the following ways:

•	directly to one or more purchasers;

•	through agents, dealers or brokers;

•	to or through underwriters; or

•	through a combination of any of these methods of sale.
We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.
LEGAL MATTERS
The validity of the debt securities offered pursuant to this prospectus and any prospectus supplement will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois, and for any underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 29, 2018 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of internal control over financial reporting of the Multipro Singapore Pte Ltd business the registrant acquired during the year ended December 29, 2018) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file periodic reports, proxy statements and other information with the SEC. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. For further information concerning the SEC’s Public Reference Room, you may call the SEC at 1‑800‑SEC‑0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Our filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-3000.
This prospectus is part of a registration statement filed on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Incorporation of Certain Information by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below filed by us with the SEC (File No. 1-4171) (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8‑K, including any exhibits included with such Items):

•	our Annual Report on Form 10‑K for the fiscal year ended December 29, 2018; and

•	our Current Reports on Form 8-K filed on February 4, 2019, February 22, 2019, February 26, 2019 and April 1, 2019.
We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8‑K, including any exhibits included with such Items, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We undertake to provide without charge to you, upon oral or written request, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein). We will furnish any exhibit not specifically incorporated by reference upon the payment of a specified reasonable fee, which fee will be limited to our reasonable expenses in furnishing such exhibit. All requests for such copies should be directed to Investor Relations, Kellogg Company, P.O. Box 3599, Battle Creek, Michigan 49016-3599, (269) 961-2800.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following is a statement of the estimated expenses, to be paid solely by Kellogg Company, of the issuance and distribution of the securities being registered hereby:

Amount to be paid
Securities and Exchange Commission registration fee	(1)
Printing expenses	(1)
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Rating agency fees and expenses	(1)
Trustee’s fees and expenses (including counsel’s fees)	(1)
Miscellaneous expenses	(1)
Total	(1)
________________

(1)
Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of securities are not currently determinable. An estimate of the aggregate expenses in connection with each sale of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.
Delaware General Corporation Law
Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the corporation’s best interests and, with respect to any criminal action or proceedings, had no reasonable cause to believe that his or her conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him or her and incurred by him or her in any indemnified capacity, or arising out of his or her status as such, regardless of whether the corporation would otherwise have the power to indemnify him or her under the DGCL.
In addition, Section 102 of the DGCL allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except in the case where the director (i) breaches his or her duty of loyalty, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorizes the payment of a dividend or approves a stock repurchase in violation of the DGCL or (iv) obtains an improper personal benefit.
Kellogg Company’s Bylaws and Restated Certificate of Incorporation grant indemnification to such persons to the extent permitted by Delaware law and authorize the purchase of insurance to cover liabilities asserted against such persons.

Item 16.    Exhibits.
EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement (1).
4.1
Indenture, dated as of May 21, 2009, between Kellogg Company and The Bank of New York Mellon Trust Company, N.A., incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-3, file number 333-209699.

4.2	Form of Debt Securities (1).
5.1	Opinion of Kirkland & Ellis LLP.
23.1	Consent of PricewaterhouseCoopers LLP (Detroit, Michigan).
23.2	Consent of Kirkland & Ellis LLP (set forth in Exhibit 5.1).
24.1	Powers of attorney authorizing Gary H. Pilnick to execute this Registration Statement on Form S-3 on behalf of members of the Board of Directors.
25.1	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Trustee with respect to the Indenture, dated as of May 21, 2009.
________________
(1) To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.
Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post‑effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post‑effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post‑effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post‑effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Battle Creek, State of Michigan on the 17th day of April, 2019.

KELLOGG COMPANY

By:	/s/ Steven A. Cahillane
Name:	Steven A. Cahillane
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement and power of attorney have been signed below by the following persons in the capacities indicated on the 17th day of April, 2019.

Signature		Title

/s/ Steven A. Cahillane Steven A. Cahillane		Chairman and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Fareed A. Khan Fareed A. Khan		Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Kurt Forche Kurt Forche		Vice President and Corporate Controller (Principal Accounting Officer)

* Stephanie A. Burns		Director

* Carter Cast		Director

* Richard Dreiling		Director

* Zachary Gund		Director

* James M. Jenness		Director

* Donald R. Knauss		Director

* Mary Laschinger		Director

* Cynthia H. Milligan		Director

* La June Montgomery Tabron		Director

* Carolyn M. Tastad		Director

* By:	/s/ Gary H. Pilnick As Attorney-in-Fact